SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2002


                             TRIGON HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    VIRGINIA
                 (State or other jurisdiction of incorporation)


               1-12617                              54-1773225
         (Commission File No.)          (IRS Employer Identification No.)

                             2015 Staples Mill Road
                            Richmond, Virginia 23230
          (Address of principal executive offices, including ZIP code)



                                 (804) 354-7000
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

          On April 29, 2002, Trigon Healthcare, Inc., a Virginia corporation ("Trigon"), and Anthem, Inc., an Indiana corporation ("Anthem"), announced that they entered into an Agreement and Plan of Merger, dated as of April 28, 2002 (the "Merger Agreement"), pursuant to which Trigon will merge with and into a wholly owned subsidiary of Anthem (the "Merger").

          In connection with the execution of the Merger Agreement, Trigon and Anthem also entered into a Stock Option Agreement, dated as of April 28, 2002 (the "Stock Option Agreement), pursuant to which Trigon granted Anthem an option, exercisable under certain circumstances specified in the Stock Option Agreement, to purchase up to an aggregate of 19.9% of Trigon's outstanding shares of Class A common stock, par value $0.01 per share ("Common Stock"), at the purchase price stated therein.

          In connection with the execution of the Merger Agreement, Trigon and National City Bank, successor to First Chicago Trust Company of New York, as Rights Agent, entered into Amendment No. 1 to Rights Agreement, dated as of April 28, 2002 (the "Rights Agreement Amendment"), which amended the Rights Agreement, dated as of July 16, 1997 (as amended, the "Rights Agreement"), between Trigon and the Rights Agent by providing that Anthem is exempt from the definition of "Acquiring Person" contained in the Rights Agreement and that no "Shares Acquisition Date" or "Distribution Date" will occur as a result of the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement, the consummation of the Merger, the consummation of any other transactions contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Common Stock thereunder, or the public announcement of any of the foregoing.

          The Merger Agreement, the Stock Option Agreement, the Rights Agreement Amendment and the press release announcing this transaction are attached as exhibits hereto and are incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

          Trigon and certain other persons named below may be deemed to be participants in the solicitation of proxies of Trigon's shareholders to approve the Merger Agreement.

          The participants in the solicitation may include the directors of
Trigon: Thomas G. Snead, Jr., Lenox D. Baker, Jr., A. Hugh Ewing, III, Robert M. Freeman, William R. Harvey, Gary A. Jobson, Joseph S. Mallory, Donald B. Nolan, William N. Powell, John Sherman, Jr., R. Gordon Smith and Jackie M. Ward; the following executive officers of Trigon: Thomas G. Snead, Jr. (Chairman and Chief Executive Officer), John W. Coyle (President and Chief Operating Officer), William P. Bracciodieta (Senior Vice President and Chief Medical Officer), John
J. Brighton (Senior Vice President and Chief Information Officer), Thomas R. Byrd (Senior Vice President and Chief Financial Officer), James W. Copley, Jr. (Senior Vice President and Chief Investment Officer), Kathy Ashby Merry (Senior Vice President, Service Operations), Ronald M. Nash (Senior Vice President, Corporate Services), Paul F. Nezi (Senior Vice President, Market Growth), Timothy P. Nolan (Senior Vice President, Corporate Development),

Thomas A. Payne (Senior Vice President, Corporate Audit), Peter L. Perkins (Senior Vice President and Chief Actuary), David P. Wade (Senior Vice President, Marketing) and J. Christopher Wiltshire (Senior Vice President, General Counsel and Corporate Secretary); and the following other employees of Trigon: E. Christopher Drake (Vice President, Investor Relations) and Brooke C. Taylor (Vice President, Media Relations). As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of Trigon's common stock, or in the aggregate in excess of 4.5% of Trigon's common stock.

          Except as disclosed above, to the knowledge of Trigon, none of the directors, executive officers or other employees of Trigon named above has any interest, direct or indirect, by security holding or otherwise in Trigon.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.

          2.1 Agreement and Plan of Merger, dated as of April 28, 2002, by and among Anthem, Inc., AI Sub Acquisition Corp. and Trigon Healthcare, Inc.

          4.1 Amendment No. 1 to Rights Agreement, dated as of April 28, 2002, by and between Trigon Healthcare, Inc. and National City Bank, successor to First Chicago Trust Company of New York, as Rights Agent.

          99.1 Stock Option Agreement, dated as of April 28, 2002, by and between Anthem, Inc. and Trigon Healthcare, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 filed herewith).

          99.2 Press Release, dated April 29, 2002.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  April 29, 2002

                                    TRIGON HEALTHCARE, INC.



                                    By: /S/ THOMAS R. BYRD
                                        ------------------------------
                                        Name:  Thomas R. Byrd
                                        Title: Senior Vice President












                             Form 8-K Signature Page


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                                  EXHIBIT LIST

  Exhibit                          DESCRIPTION
   NO.

     2.1 Agreement and Plan of Merger, dated as of April 28, 2002, by and among Anthem, Inc., AI Sub Acquisition Corp. and Trigon Healthcare, Inc.

     4.1 Amendment No. 1 to Rights Agreement, dated as of April 28, 2002, by and between Trigon Healthcare, Inc. and National City Bank, successor to First Chicago Trust Company of New York, as Rights Agent.

    99.1 Stock Option Agreement, dated as of April 28, 2002, by and between Anthem, Inc. and Trigon Healthcare, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 filed herewith).

    99.2     Press Release, dated April 29, 2002.